                                                                  Exhibit 10.21




                       PROGRAM PRODUCT LICENSE AGREEMENT


                               Candle Corporation
                         4676 Admiralty Way, Suite 624
                        Marina del Rey, California 90291
                                 (213) 821-2902




                                    (VENDOR)




                                  Agrees with
                  UNITED AIRLINES, DENVER TECHNOLOGICAL CENTER
                            5350 South Valentia Way
                           Englewood, Colorado 80111





                                   (CUSTOMER)


                                                        Date  May 1, 1981
                                                            -------------------

                                                        No.  C02-0307
                                                           --------------------

        1.      LICENSE

                Vendor grants and Customer accepts on the terms and conditions contained in this Agreement a non-assignable, non-transferable, non-exclusive license to use the proprietary computer programs and related materials ("Products") referred to in Schedule A at the specified Customer locations.

        2.      TITLE

                Vendor warrants and represents that it is the owner of the Products. Title and full ownership rights to the Products shall remain the sole property of the Vendor. Customer acknowledges, understands and agrees that the Products constitute valuable proprietary assets and trade secrets of Vendor embodying substantial creative efforts and confidential information.

        3.      SCOPE OF USE, TERMS AND FEES

                Each Product may be used by the Customer only for Customer's own use at the Customer location designated in Schedule A on the CPU for which the Product is initially intended to be used. Customer may not change the location of the use of any Product without the Vendor's prior written consent (which will not be unreasonably withheld). Customer may not use any Product or copy thereof on any CPU other than the CPU for which use of the Product was initially intended without the prior written consent of Vendor (which will not be unreasonably withheld) except, if the workload on that CPU is transferred to a new CPU either temporarily as back-up or permanently, Customer may transfer the use of that Product from the original CPU to the new CPU during the time the workload is transferred to the new CPU; provided, however, that upon Vendor's request, Customer shall inform Vendor in writing of the serial number and location of the CPU upon which each Product is then being used and thereafter shall inform Vendor in writing of the serial number and location of any new CPU to which the use of any Product is permanently transferred. For use of a Product on more than one CPU at the same or different locations, one copy of the Products must be licensed for each additional CPU under the appropriate additional copy reduced rate at the then current prices quoted by Vendor. The term "use" in this Agreement shall mean (i) copying any portion of the proprietary computer programs into the CPU for execution of the programs' instructions and (ii) utilizing related materials and generated output of the Products as contemplated by this Agreement.

        4.      LICENSE FEES

                The license fee and the form and terms of payment for the Products at the specified Customer location are set forth in Schedule A. The license fee does not include personnel training, Product installation, on-site support, fees for Product options, or alterations or enhancements to the Products except as required to satisfy the warranty contained herein. The license fees are payable on their specified payment dates.

        5.      TYPE OF LICENSE

                Products may be licensed hereunder pursuant to either of the following types of licenses:
A) Permanent License - Products are available on a permanent license basis for a one-time fee as specified in Schedule A. The duration of a permanent license to use the Products is perpetual.
B) Annual License - Products are available on a renewable yearly basis for the annual fee designated in Schedule A. The usage period of the license is specified in Schedule A.

        6.      RESPONSIBILITY OF CUSTOMER

                Customer shall be exclusively responsible for the supervision, management and control of its use of the Products, including but not limited to:
(a) assuming proper machine configuration, Products' installation, audit controls and operating methods; (b) establishing adequate back-up plans; and
(c) Implementing sufficient procedures and check-points to satisfy its requirements for restart and recovery in the event of a malfunction.

        7.      NON-DISCLOSURE AND NON-REPRODUCTION OF PROPRIETARY INFORMATION

                A. Customer expressly acknowledges, understands, and agrees that the Products contain confidential information and other data proprietary to Vendor. Customer agrees not to allow any such confidential information or data to be disclosed or reproduced except for use in accordance with Paragraph 3 or for archival or back-up purposes as provided in subparagraph D below.

                B. Customer, its agents, servants, contractors, and employees, agree to maintain all information and data contained in the Products, including proprietary computer programs, documentation, generated output, modifications and conversions, in strict confidence for Vendor. Customer agrees to take all appropriate steps to insure that unauthorized persons having access to the Products shall refrain from any unauthorized reproduction or disclosure of such information and data, and agrees to restrict access to and display of such information and data to such Customer personnel who (i) have a need to have such access or see such display to enable Customer to fully utilize the Products as contemplated by this Agreement and (ii) who have been advised of and have agreed to treat the Products and such information and data in accordance with this Paragraph 7.

                C. Customer acknowledges that in the event of an unauthorized reproduction or disclosure of any confidential information or data contained in the Products. Vendor may not have an adequate remedy at law, and, therefore, injunctive or other equitable relief may be sought to restrain such reproduction or disclosure, threatened or actual.

                D. Customer may transport or transmit a copy or the original of any Products to another CPU for back-up use when required by CPU malfunction, provided (i) the copy or original is destroyed or returned to the original location when the malfunction is corrected and (ii) Customer abides by all provisions of this Paragraph 7 Customer agrees to reproduce and include Vendor's proprietary and copyright notice on any copies, in whole or in part, in any form, of the Products.

                E. The provisions of this Paragraph 7 shall survive the termination of this Agreement.

         8.  PATENT AND COPYRIGHT INDEMNIFICATION

             Vendor warrants that the Products do not infringe upon or violate any patent, copyright, trade secret, or any other proprietary right of any third party. Vendor will defend at its expense any action brought against Customer to the extent that it is based on a claim that licensed Products, used within the scope of the license hereunder, infringe a copyright in the United States or a United States patent, and subject to the limitation of liability stated herein. Vendor will pay any costs and damages finally awarded against the Customer in such action which are attributable to such claim, provided that Customer notifies Vendor promptly in writing of the claim, allows Vendor to fully participate in the defense of such claim and does not agree to any settlement of such claim without Vendor's consent. Should the licensed Products become, or in Vendor's opinion be likely to become, the subject of a claim of infringement of a copyright or a patent, Vendor may procure for the Customer the right to continue using the licensed Products, may replace or modify them to make them non-infringing, or may terminate the license of them. Vendor shall have no liability for any claim of copyright or patent infringement based on (i) use of other than the latest unmodified release of the licensed Products from Vendor if such infringement would have been avoided by the use of the latest release of the licensed Products (of which Customer had notice and an opportunity to use) or (ii) use or combination of the licensed Products with non-Vendor programs or data if such infringement would have been avoided by the use or combination of the licensed Products with other, or without, such programs or data. The foregoing states the entire liability of Vendor with respect to infringement of any copyrights or patents by the licensed Products or any parts thereof and Vendor shall have no liability with respect to any other proprietary rights.

         9.  LIABILITY

             Except as specified in this Paragraph 9 or elsewhere in this Agreement, Vendor shall not be liable for any loss or damage that may arise in connection with the furnishing, performance or use by Customer of Products, including, without limitation, any indirect, special, incidental or consequential damages. The remedies of Customer set forth under Paragraph 9 hereof shall be the sole and exclusive remedies of Customer for any breach of any obligations of Vendor hereunder or otherwise and (except as otherwise provided in Paragraph 8 hereof) in no event shall Customer be entitled to any monetary damages against Vendor in excess of the amounts paid to Vendor by Customer hereunder. No action, regardless of form, arising out of the transactions under this Agreement may be brought by either party more than two years after the cause of action has accrued, except that an action for non-payment may be brought within two years after the date of last payment.

        10.  WARRANTY

             Vendor warrants that at the time of delivery of the original Products supplied to Customer and for a period of one (1) year thereafter, the original Products will be in substantial accordance with specifications in the applicable technical reference manual. The extent of Vendor's liability under this warranty shall be limited to the correction or replacement as soon as practicable of any substantial deviation in the original Products (or any subsequent releases of Products) from the specifications in the applicable technical reference manual, which Vendor determines to be necessary, at Vendor's own cost and expense, provided written notice of such substantial deviations is received by Vendor during the warranty period. This warranty shall not apply if: (i) the Products (or parts thereof) shall not be used in accordance with Vendor's instructions; (ii) the Products shall have been altered, modified or converted by Customer without the written approval of Vendor; (iii) any of Customer's equipment shall malfunction; or (iv) any other cause within the control of Customer shall result in any part of the Products becoming inoperative or substantially deviating from the specifications in the applicable technical reference manual. THE FOREGOING WARRANTY IS IN LIEU OF OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE
IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        11.  MAINTENANCE AND ENHANCEMENT PLAN

             A. A maintenance and enhancement plan (hereinafter referred to as the "Plan") is available to Customer as specified in Paragraphs 11B, 11C, 11D. The Plan includes the following provisions:
(1) Code Corrections - To supply code corrections as required to correct substantial deviations of a Product from specifications of the current applicable technical reference manual. However, if Customer has modified the Product, Vendor at its discretion may require Customer to demonstrate that any deviation of the Product was not caused by Customer's modification.
(2) Product Updates - To supply improvements, extensions, and other changes to the Products which Vendor, at its discretion, deems to be logical improvements or extensions to the original Products supplied to the Customer.
(3) Technical Support - To supply a reasonable amount of consulting assistance in the event of difficulties in the use of the Products or in the interpretation of results of Product use, to the extent of mail and telephone contact. If on-site assistance is required and the problem is the failure of the Product(s) to perform to specifications, no charge will be made, if the problem is due to other causes, Vendor's standard consulting rates for such services will be applicable.

             B. If Customer has a permanent license, Customer is subscribed in the Plan at no cost for a period of one (1) year following the delivery date of the Products. On each anniversary date of delivery thereafter, Customer shall be invoiced the fee for the Plan for the following year. If Customer is under an annual license, Customer is automatically subscribed in the Plan at no additional cost for the duration of the annual license agreement.

             C. The initial fee for the Plan for each copy of Products shall be as designated in Schedule A. The fee may be changed annually upon thirty (30) days prior written notice to Customer. Customers with copies at additional locations and/or with optional features having different anniversary dates than the first installation will be invoiced for the Plan for all installations and options on the first anniversary date of the first installation and there shall be included in such invoice a prorated portion of the fee for the additional location copies and/or optional features ordered after the first installation.

cancels his subscription in the Plan may at a later time renew his subscription and receive the benefits of the Plan upon payment of the annual fee for the Plan in effect at the time of renewal plus a reinstatement fee equal to (i) the difference between the permanent license fee of Products specified in Schedule A and the permanent license fee for such Products prevailing at the time of subscription renewal, or (ii) Five Hundred Dollars ($500), whichever is greater.

        12.     LIQUIDATION OF VENDOR

                In the event that Vendor is liquidated, dissolved or ceases to carry on business on a regular basis, and such business or the part thereof pertaining to Customer and the obligations connected therewith are not assumed by any successor or assignee of Vendor, a current copy of the source program statements and documentation of the Products being utilized by Customer will be made available to Customer and Customer will have a non-exclusive, perpetual, paid-up license to the source program statements and documentation. It is understood and agreed that such source code statements and documentation are to be utilized solely for the internal support and maintenance of the Products and are not to be disclosed to any person or entity except in the furtherance of such support and maintenance.

        13.     DELAYS

                The Vendor shall not be liable for delays in the performance of its obligations hereunder due to causes beyond its reasonable control including but not limited to Acts of God, strikes or inability to obtain labor or materials.

        14.     NOTIFICATION

                All notices which any party may be required or desire to give to any other party shall be in writing and shall be given by personal service, registered mail, or certified mail to the other party at his respective address set forth at the beginning of this Agreement. Mailed notices shall be deemed to be received on the fifth California business day following the date of mailing.

        15.     SUCCESSION

                This Agreement, together with all schedules or modifications now and hereafter made a part hereof shall be binding on the respective parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        16.     GOVERNING LAW

                This Agreement shall be governed by the laws of the State of California without giving effect to the conflict of laws provisions thereof. This Agreement constitutes the entire agreement and understanding between the parties relating to the license and use of the Products, and all other prior agreements, arrangements or understandings, oral or written, are merged into and superseded by the terms of this Agreement. Title and Paragraph headings are for convenient reference and are not a part of this Agreement.

        17.     INVALID PROVISIONS

                No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provisions of this Agreement and no waiver shall be effective unless made in writing. In the event that any provisions herein shall be illegal or unenforceable, such provision shall be covered and the entire Agreement shall not fail but the balance of the Agreement shall continue in full force and effect.

        18.     TERM

                This Agreement shall commence on the date of execution hereof and it shall remain in force until all Products designated in Schedule A have completed their specified usage periods.

        19.     TERMINATION

                Upon completion of a specified usage period for Products designated in Schedule A, Customer has the option to (i) agree to continue use of the Products designated on Schedule A for an additional usage period at the then current price of a license of the Products; or (ii) terminate usage of the Products designated on Schedule A, and, within ten (10) days, return to Vendor all Products supplied to Customer and destroy or delete all copies of the Products including but not limited to any Vendor supplied information, load modules, back-up archival information, data sets and documentation. Customer will verify this action in writing to Vendor. Upon termination of this Agreement or the license of any Product in any other fashion, the provisions of option (ii) above shall apply.


AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:

SIGNATURE:  EARL F. HADDEN              SIGNATURE: /s/
            ---------------------                  ------------------------

NAME:  Earl Hadden                      NAME:
      ---------------------------              ----------------------------

TITLE: Vice President - Sales           TITLE:
       --------------------------              ----------------------------

DATE: May 14, 1981                      DATE:
      ---------------------------             -----------------------------
             (VENDOR)                                  (CUSTOMER)

By:               ______________________________         By:______________________________
                  KARL G. BUTTSTADT                               Sandra MacDonald
Name:             ______________________________         Name:____________________________
                  Purchasing Agent                                Manager, Contract Admin.
Title:            ______________________________         Title:___________________________
                  12/17/90                                        December 19, 1990
Date:             ______________________________         Date:____________________________
Purchase Order#:________________________________
                      (For invoicing only)               Contract Number   7

                                    ADDENDUM

         This Addendum is attached to and made a part of Program Product License Agreement No. C02-0307 (44115) ("the Agreement") commencing May 1, 1981 by and between Candle Corporation ("Candle") and united Air Lines, Inc., Denver Technological Center ("Licensee").

1. Candle acknowledges that Licensee has formed Covia partnership ("Covia") and has assigned Program product License agreement No. C02-0307 (44115), with the exception of Schedule No. 4, the Permanent License for OMEGAMON/MVS/XA commencing July 14, 1986, to Covia and the new Licensee name is Covia partnership.

2. Consent is hereby given by Candle to transfer and assign the Agreement and all Schedules (except Schedule No. 4) referencing the Agreement to Covia effective January 2, 1988.

3. Covia hereby accepts the transfer and assignment of the Agreement and all such Schedules referencing the Agreement and agrees to be bound by all obligations and duties set forth in the Agreement and all such Schedules referencing the Agreement.

4. Licensee shall continue to be bound by its obligations as set forth in the Agreement.

5. There is no special or one-time fee for the transfer and assignment of the Agreement.

6. Consent is hereby given by Candle to transfer said Schedule No. 4 to united air Lines, Inc. ("United") Program Product License agreement No. C02-0028 (37702) effective January 2, 1988.

7. United hereby accepts the transfer of said Schedule No. 4 to Agreement No. C02-0028 (37702).



Agreed and Accepted:                  Agreed and Accepted:

CANDLE CORPORATION                    UNITED AIR LINES, INC.

By:_____________________________      By:__________________________________

Agreed and Accepted:                  Agreed and Accepted:

Name: Fred Matsuyama                  Name: ROBERT B. TURNER

Title: Manager, Contracts             Title: Manager of Purchasing - Electronics

Date:   05-24-90                      Date:  5/15/90

Agreed and Accepted:

COVIA PARTNERSHIP

By:____________________________

Name: DANIEL G. HENDERSON

Title: Vice President, Finance/Admin - CFO

Date: May 15, 1990

                                    ADDENDUM

        This Addendum is attached to and made a part of Program Product License Agreement No. C02-0307 (44115) ("the Agreement") commencing May 1, 1981 by and between Candle Corporation ("Candle") and United Air Lines, Inc., Denver Technological Center ("Licensee").

1. Candle acknowledges that Licensee has formed Covia Partnership ("Covia") and has assigned Program Product License Agreement No. C02-0307 (44115), with the exception of Schedule No. 4, the Permanent License for OMEGAMON/MVS/XA commencing July 14, 1986, to Covia and the new Licensee name is Covia Partnership.

2. Consent is hereby given by Candle to transfer and assign the Agreement and all Schedules (except Schedule No. 4) referencing the Agreement to Covia effective January 2, 1988.

3. Covia hereby accepts the transfer and assignment of the Agreement and all such Schedules referencing the Agreement and agrees to be bound by all obligations and duties set forth in the Agreement and all such Schedules referencing the Agreement.

4. Licensee shall continue to be bound by its obligations as set forth in the Agreement.

5. There is no special or one-time fee for the transfer and assignment of the Agreement.

6. Consent is hereby given by Candle to transfer said Schedule No. 4 to United Air Lines, Inc. ("United") Program Product License Agreement No. C02-0028 (37702) effective January 2, 1988.

7. United hereby accepts the transfer of said Schedule No. 4 to Agreement No. C02-0028 (37702).


Agreed and Accepted:                    Agreed and Accepted:

CANDLE CORPORATION                      UNITED AIR LINES, INC.

By: /s/ Fred Matsuyama                  By: /s/ Robert B. Turner
   ------------------------                -----------------------------

Name:   Fred Matsuyama                  Name:   Robert B. Turner
     ----------------------                  ---------------------------

Title:  Manager, Contracts              Title:  Manager of Purchasing -
      ---------------------                     Electronics
                                              --------------------------

Date:   05-24-90                        Date:   05/15/90
     ----------------------                  ---------------------------


Agreed and Accepted:
COVIA PARTNERSHIP

By:   /s/ Daniel G. Henderson
   --------------------------

Name:     DANIEL G. HENDERSON
     ------------------------

Title:  Vice President Finance/Administration
        Chief Financial Officer
      ---------------------------------------

Date:  May 15, 1990
     ----------------------------------------